SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        April 30, 1998

                    Pathfinder Bancorp, Inc.
     (Exact name of registrant as specified in its charter)

    Delaware               0-23601            16-1540137
(State or other  (Commission File No.)     (I.R.S. Employer
jurisdiction of                           Identification No.)
incorporation)



       Registrant's telephone number, including area code:
                         (315) 343-0057



                         Not Applicable
  (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

     On September 5, 1997, Oswego City Savings Bank ("City Savings") and its parent mutual holding company, Pathfinder Bancorp, M.H.C. (the "MHC") entered into an Agreement and Plan of Merger (the "Agreement") Between Oswego City Savings Bank and Oswego County Savings Bank ("County Savings") which provided for the merger (the "Merger") of County Savings with and into City Savings. On December 30, 1997, City Savings completed its reorganization into the "two-tier" mutual holding company structure, whereby City Savings became the wholly-owned subsidiary of Pathfinder Bancorp, Inc. (the "Registrant"). On January 13, 1998, City Savings and County Savings entered into Amendment No. 1 to the Agreement, extending to date upon which either City Savings or County Savings could terminate the Agreement if the merger had not yet been consummated from August 31, 1998 to December 31, 1998.

     On April 30, 1998, the Registrant, City Savings, the MHC and County Savings entered into Amendment No. 2 to the Agreement, which provides for the Registrant joining the Agreement, the formation of County Savings, MHC as the parent mutual holding company of County Savings in order to facilitate the merger, and the issuance to eligible depositors of County Savings and others of the Registrant's common stock in an amount equal to approximately 46% of the pro forma market value of County Savings.

     For further information, please see the Agreement, which was filed as an Exhibit to the Registration Statement on Form S-4, file number 333-36051, originally filed with the Securities and Exchange Commission on September 19, 1997, and Amendment No. 1 and Amendment No. 2, both of which are attached as exhibits to this Current Report.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

     The financial statements and pro forma information required to be filed by this Item were previously filed as Appendix H to the Registrant's Proxy Statement/Prospectus included in the Registrant's Pre-effective Amendment No. 2 to the Registration Statement on Form S-4, file number 333-36051, as filed with the SEC on November 10, 1997.

     The Index of Exhibits immediately precedes the attached exhibits.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              PATHFINDER BANCORP, INC.


DATE: May 4, 1998             By:  \s\ Thomas W. Schneider
                                   ------------------------
                                   Thomas W. Schneider
                                   Executive Vice President and
                                   Chief Financial Officer

                          EXHIBIT INDEX

The following Exhibits are filed as part of this report:

     Exhibit 2a     Agreement and Plan of Merger Between Oswego
                    City Savings Bank and Oswego County Savings
                    Bank, Dated September 5, 1997*

     Exhibit 2b     Amendment No. 1 to the Agreement and Plan of
                    Merger Between Oswego City Savings Bank and
                    Oswego County Savings Bank

     Exhibit 2c     Amendment No. 2 to the Agreement and Plan of
                    Merger Between Oswego City Savings Bank and
                    Oswego County Savings Bank




* Previously filed with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form S-4, file number 333-36051, originally filed with the Securities and Exchange Commission on September 19, 1997.

                       Amendment No. 1 To
              Agreement and Plan of Merger Between
                    Oswego City Savings Bank
                               and
                   Oswego County Savings Bank

                            RECITALS


1.   On September 5, 1997, Oswego City Savings Bank ("City
Savings"), Pathfinder Bancorp, MHC (the "Mutual Holding Company") and Oswego County Savings Bank ("OCSB") entered into an Agreement and Plan of Merger Between Oswego City Savings Bank and Oswego
County Savings Bank (the "Agreement and Plan of Merger") providing for the merger of City Savings and OCSB; and

2. Section 11.1(f) of the Agreement and Plan of Merger provides that the Agreement and Plan of Merger may be terminated by either
City Savings or OCSB in the event the merger is not completed by August 31, 1998; and

3. City Savings and OCSB desire to extend the time period within which the merger is to be completed.

     In consideration of the premises and mutual covenants, representations, warranties and agreements contained in the Agreement and Plan of Merger, and in order to set forth the conditions upon which the merger will be carried out, the parties, intending to be legally bound, hereby agree as follows:

     Section 11.1(f) to the Agreement and Plan of Merger is hereby amended to read as follows:

     (f) By the Board of Directors of City Savings or the Board of Trustees of OCSB if the Merger has not been consummated on or before December 31, 1998.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed this 13th day of January
1998.

ATTEST:                            OSWEGO CITY SAVINGS BANK

By:  /s/ Melissa A. Dashnau        By:  /s/ Chris C. Gagas
     ----------------------             -------------------------
                                   Chris C. Gagas, President

ATTEST:                            PATHFINDER BANCORP, M.H.C.

By:  /s/ Melissa A. Dashnau        By:  /s/ Chris C. Gagas
     ----------------------             -------------------------
                                        Chris C. Gagas, President


ATTEST:                            OSWEGO COUNTY SAVINGS BANK

By:  /s/ Christine Stark           By:  /s/ Gregory J. Kreis
          -----------------             -------------------------
                                        Gregory J. Kreis,
                                        President

                       AMENDMENT NO. 2 TO
                  AGREEMENT AND PLAN OF MERGER
                BETWEEN OSWEGO CITY SAVINGS BANK
                 AND OSWEGO COUNTY SAVINGS BANK

                            Recitals

1.   On September 5, 1997, Oswego City Savings Bank ("City
Savings"), Pathfinder Bancorp, MHC (the "Mutual Holding Company") and Oswego County Savings Bank ("County Savings") entered into an
Agreement and Plan of Merger Between City Savings and County
Savings, which Agreement and Plan of Merger was amended on January 13, 1998 (as amended, the "Agreement and Plan of
Merger");

2. Section 1.4 of the Agreement and Plan of Merger provides that City Savings may modify the structure of the merger so long as the modification does not have adverse tax consequences or cause a material delay;

3. City Savings and County Savings have reviewed the various means of structuring the merger of County Savings into City Savings and have determined that it would be preferable and more feasible from a regulatory standpoint to effect the merger having County Savings reorganize into a New York mutual holding company ("County MHC"), and having County MHC merge into the Mutual Holding Company, followed immediately by the merger of County Savings into City Savings;

4. City Savings has completed its reorganization into the mid-tier stock holding company through the formation of Pathfinder
Bancorp, Inc. (the "Stock Holding Company");

5. The Stock Holding Company wishes to become a party to the Agreement and Plan of Merger; and

6. The Stock Holding Company, the Mutual Holding Company, City Savings and County Savings also have determined that it would be in the best interests of all the parties to the Agreement and Plan of Merger to conduct a minority subscription offering of Stock Holding Company common stock to eligible depositors of County Savings as a means of providing such depositors with an opportunity to own common stock of the Stock Holding Company.

     In consideration of the premises and mutual covenants, representations, warranties and agreements contained in the Agreement and Plan of Merger, and in order to set forth the conditions upon which the merger will be carried out, the parties, intending to be legally bound, hereby agree as follows:

     1. Pathfinder Bancorp, Inc. hereby joins in the Agreement and Plan of Merger.

     2. County Savings shall reorganize into the mutual holding company form of ownership by establishing Oswego County, MHC as the New York chartered mutual holding company parent of County Savings, and that immediately following its formation County MHC shall merge into the Mutual Holding Company followed by the merger of County Savings into City Savings. County Savings will become a New York stock savings bank subsidiary of County, MHC in connection with the formation of County MHC. County Savings will file all necessary applications with the FDIC, FRB and New York Banking Department in order to effect its reorganization into the mutual holding company form of ownership. The Plans of Merger for the merger of County MHC into the Mutual Holding Company and the merger of County Savings into City Savings are attached as Exhibits A and B, respectively.

     3.   Section 1.5 is hereby revised to read as follows:

          1.5 Issuance of Common Stock; Minority Stock Offering. The parties hereto recognize that it is the intent of this Agreement that additional shares of the Stock Holding Company common stock equal to the pro forma market value of County Savings shall be issued in connection with the Merger. Accordingly, the Stock Holding Company will offer in a subscription offering to eligible depositors of County Savings and other persons pursuant to the rules and regulations of the FDIC and the New York Banking Department, common stock of the Stock Holding Company in an amount equal to approximately 46% of the pro forma market value of County Savings. Common stock representing the remaining 54% of the pro forma market value of County Savings shall be issued to the Mutual Holding Company. The pro forma market value of County Savings will be determined by an independent appraisal prepared as if County Savings were forming a mutual holding company and issuing common stock to depositors and the public. The terms and conditions of the minority stock offering are set forth in a Stock Issuance Plan which is attached as Exhibit C hereto.

     4. Section 5.5(b) of the Agreement and Plan of Merger is amended to provide that stock option grants and restricted stock awards shall vest no later than six years from the date of award, at a rate of no less than 16.6% per year.

     5. Section 10.6 of the Agreement and Plan of Merger is deleted in its entirety.

     6.   Section 11.1(b)(vi) is added as follows:

          11.1(b)(vi). Upon receipt of the updated independent appraisal to be used for the purpose of establishing the pro forma market value of County Savings and which is received prior to commencement of the Subscription Offering referenced in
Section 1.5 hereof, the respective Boards of Directors of City Savings and Pathfinder Bancorp, Inc. shall have ten business days to terminate this Agreement if either of the Boards concludes, based upon its review of the updated independent appraisal that the Merger is not in the best interests of City Savings, Pathfinder Bancorp, Inc., its stockholders and Bancorp, MHC.

     7.   Section 11.1(c)(vi) is added as follows:

          11.1(c)(vi). Upon receipt of the updated independent appraisal to be used for the purpose of establishing the pro forma market value of County Savings and which is received prior to the commencement of the Subscription Offering referenced in
Section 1.5 hereof, the Board of Trustees shall have ten business days to terminate this Agreement if the Board of Trustees concludes based on its review of the updated independent appraisal that the Merger is not in the best interests of County Savings.

     8. Approval of this Amendment by the Board of Trustees of County Savings shall constitute the approval of the Board of Trustees of County MHC of the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed this 30th day of April 1998.


ATTEST:                            OSWEGO CITY SAVINGS BANK

By:/s/ Melissa A. Dashnau          By:  /s/ Chris C. Gagas
   ----------------------------         -------------------------
       Melissa A. Dashnau               Chris C. Gagas, President
                                        and Chief Executive
                                        Officer

ATTEST:                            PATHFINDER BANCORP, INC.

By:/s/ Melissa A. Dashnau          By:  /s/ Chris C. Gagas
   ----------------------------         -------------------------
       Melissa A. Dashnau               Chris C. Gagas, President
                                        and Chief Executive
                                        Officer

ATTEST:                            PATHFINDER BANCORP, M.H.C.

By:/s/ Melissa A. Dashnau          By:  /s/ Chris C. Gagas
   ----------------------------         -------------------------
       Melissa A. Dashnau               Chris C. Gagas, President
                                        and Chief Executive
                                        Officer

ATTEST:                            OSWEGO COUNTY SAVINGS BANK

By:/s/ Christine Stark             By:  /s/ Gregory J. Kreis
   ----------------------------         -------------------------
       Christine Stark                  Gregory J. Kreis,
                                        President and Chief
                                        Executive Officer

                                                        Exhibit A

-----------------------------------------------------------------








                         PLAN OF MERGER



                             BETWEEN



                     PATHFINDER BANCORP, MHC



                               AND



                         OSWEGO COUNTY, MHC




                    DATED _____________, 1998










-----------------------------------------------------------------

     This Plan of Merger dated as of ______________, 1998 (the "Plan of Merger") is entered into by and between Pathfinder Bancorp, MHC, a New York corporation (the "City MHC"), and Oswego County MHC, a New York corporation (the "County MHC"), pursuant to an Agreement and Plan of Merger dated as of September 5, 1997, as amended, ("Merger Agreement") by and between City MHC, Oswego City Savings Bank, Pathfinder Bancorp, Inc. and Oswego County Savings Bank. The Plan of Merger has been approved unanimously by the Board of Trustees of each of City MHC and County MHC. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement. This Plan of Merger is governed by Sections 293(c)2(a) and 601.3 of the New York Banking Law.

     In consideration of the mutual covenants and agreements set forth herein and subject to the terms and conditions of the Merger Agreement, the parties hereto agree as follows:

     Section 1. The Merger. At the Effective Time, County MHC will merge with and into City MHC (the "MHC Merger"), with City MHC being the surviving entity (the "Surviving Corporation"). The separate corporate existence of County MHC shall thereupon cease. The Surviving Corporation shall continue to be governed by the laws of the State of New York and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the MHC Merger.

     Section 2.  Name of Surviving Corporation.  The name of the
Surviving Corporation shall be Pathfinder Bancorp, MHC.

     Section 3. Liquidation Account. At the Effective Time of the MHC Merger and the merger between Oswego City Savings Bank and Oswego County Savings Bank, liquidation rights will be established for the benefit of depositors of Oswego County Savings Bank in City MHC. In addition, Oswego City Savings Bank shall amend its Organization Certificate to provide for a liquidation account for the benefit of depositors of Oswego County Savings Bank.

     Section 4. Assets and Liabilities. At the Effective Time, all assets and property (real, personal, and mixed, tangible and intangible, choses in action, rights and credits) then owned by County MHC shall immediately become the property of the Surviving Corporation. The Surviving Corporation shall be deemed to be a continuation of County MHC, the rights and obligations of which shall succeed to such rights and obligations and the duties and liabilities connected therewith.

     Section 5.  Trustees of Surviving Corporation.  At the
Effective Time, the trustees of County MHC shall become trustees of the Surviving Corporation. The names of such trustees of the Surviving Corporation are set forth below.

     Chris C. Gagas                Gregory J. Kreis
     Chris R. Burritt              Michael R. Brower
     Raymond W. Jung               Bruce P. Frassinelli
     Bruce E. Manwaring            Paul J. Heins
     L. William Nelson, Jr.        Bernard Shapiro
     Victor S. Oakes               Paul Schneible
     Lawrence W. O'Brien
     Corte J. Spencer

     Section 6.  Termination.  This Plan of Merger shall
terminate automatically at such time as the Merger Agreement is terminated.

     Section 7. Board Approval. The transactions contemplated by the Merger Agreement and this Plan of Merger have been approved by the Board of Trustees of each of County MHC and City
MHC.

     Section 8. Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

     Section 9. Amendments. This Plan of Merger may be amended by the parties hereto, by or pursuant to action taken by their respective boards of trustees, at any time subject to the prior approval of the New York Banking Department. This Plan of Merger may not be amended except by an instrument in writing specifically referring to this Section 9 and signed on behalf of each of the parties hereto.

     Section 10.  Severability.  Any provision of this Plan of
Merger which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 11. Governing Law. This Plan of Merger shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

     Section 12.  Captions and References.  The captions
contained in this Plan of Merger are for convenience of reference only and do not form a part of this Plan of Merger.

     IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be duly executed as of the date first above written.

                              PATHFINDER BANCORP, MHC


                              -----------------------------
                              Chris C. Gagas
                              President and Chief Executive
                              Officer

                              OSWEGO COUNTY, MHC


                              -----------------------------
                              Gregory J. Kreis
                              President and Chief Executive
                              Officer

                                                        Exhibit B

-----------------------------------------------------------------








                         PLAN OF MERGER



                             BETWEEN



                    OSWEGO CITY SAVINGS BANK



                               AND



                   OSWEGO COUNTY SAVINGS BANK




                    DATED _____________, 1998

-----------------------------------------------------------------

     This Plan of Merger dated as of --------------, 1998 (the "Plan of Merger") is entered into by and between Oswego City Savings Bank, a New York chartered stock savings bank ("City Savings"), and Oswego County Savings Bank, a New York chartered mutual savings bank ("County Savings"), pursuant to an Agreement and Plan of Merger dated as of September 5, 1997, as amended ("Merger Agreement") by and between Pathfinder Bancorp, MHC ("City MHC"), City Savings, Pathfinder Bancorp, Inc. and County Savings. This Plan of Merger shall be governed pursuant to Sections 293(c)2(b) and 601.2 of the New York Banking Law. The Plan of Merger has been unanimously approved by the Board of Directors/Trustees of each of City Savings and County Savings. Pathfinder Bancorp, Inc. as sole shareholder of City Savings has voted all its shares of City Savings in favor of the Merger Agreement and Plan of Merger. Oswego County, MHC, as sole shareholder of County Savings, has voted all of its shares of County Savings in favor of the Merger Agreement and Plan of Merger. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     In consideration of the mutual covenants and agreements set forth herein and subject to the terms and conditions of the Merger Agreement, the parties hereto agree as follows:

     Section 1. The Merger. Immediately following the merger of County MHC into City MHC, County Savings will merge with and into City Savings (the "Merger"), with City Savings being the surviving entity (the "Surviving Corporation"). The separate corporate existence of County Savings shall thereupon cease. The Surviving Corporation shall continue to be governed by the laws of the State of New York and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

     Section 2. Name of Surviving Corporation.    The name of the
Surviving Corporation shall be "Oswego City Savings Bank," or such other name as the Board of Directors of City Savings shall determine.

     Section 3. Liquidation Account. At the Effective Time of the Merger between City Savings and County Savings, liquidation rights will be established for the benefit of depositors of County Savings in City MHC. In addition, City Savings shall amend its Restated Organization Certificate to provide a liquidation account for the benefit of depositors of County Savings.

     Section 4. Assets and Liabilities. At the Effective Time, all assets and property (real, personal, and mixed, tangible and intangible, choses in action, rights and credits) then owned by County Savings shall immediately become the property of the Surviving Corporation. The Surviving Corporation shall be deemed to be a continuation of County Savings, the rights and obligations of which shall succeed to such rights and obligations and the duties and liabilities connected therewith.

     Section 5. Directors of Surviving Corporation. At the Effective Time, the directors of County Savings shall become directors of the Surviving Corporation. The names of such directors of the Surviving Corporation are set forth below.

     Chris C. Gagas                Gregory J. Kreis
     Chris R. Burritt              Michael R. Brower
     Raymond W. Jung               Bruce P. Frassinelli
     Bruce E. Manwaring            Paul J. Heins
     L. William Nelson, Jr.        Paul W. Schneible
     Victor S. Oakes               Bernard Shapiro
     Lawrence W. O'Brien           Carl K. Walrath
     Janette Resnick
     Corte J. Spencer

     Section 6. Termination. This Plan of Merger shall terminate automatically at such time as the Merger Agreement is terminated.

     Section 7.  Board Approval.   The transactions contemplated
by the Merger Agreement and this Plan of Merger have been approved by the Board of Trustees/Directors of each of County
Savings and City Savings.

     Section 8. Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

     Section 9. Amendments. This Plan of Merger may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors or trustees, at any time subject to the prior approval of the New York Banking Department. This Plan of Merger may not be amended except by an instrument in writing specifically referring to this Section 9 and signed on behalf of each of the parties hereto.

     Section 10.  Severability.  Any provision of this Plan of
Merger which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 11. Governing Law. This Plan of Merger shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

     Section 12.  Captions and References.  The captions
contained in this Plan of Merger are for convenience of reference only and do not form a part of this Plan of Merger.

     IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be duly executed as of the date first above written.

                              OSWEGO CITY SAVINGS BANK

                              ------------------------------
                              Chris C. Gagas
                              President and Chief Executive
                              Officer

                              OSWEGO COUNTY SAVINGS BANK

                              ______________________________
                              Gregory J. Kreis
                              President and Chief Executive
                              Officer

                                                        EXHIBIT C


                  PATHFINDER BANCORP, INC. AND
                   OSWEGO COUNTY SAVINGS BANK
                       STOCK ISSUANCE PLAN

TABLE OF CONTENTS

1.   Introduction                                           1
2.   Definitions                                            1
3.   The Merger                                             7
4.   Conditions to Approval of the Agreement and the
     Transactions Provided Therein                          8
5.   Special Meeting of Depositors                          9
6.   Rights of County Savings Depositors in the Event of a
     Conversion Transaction                                 9
7.   Timing of the Merger and Stock Offering                10
8.   Procedure                                              10
9.   The Stock Offering                                     10
10.  Resales of Stock by Management Persons                 18
11.  Stock Certificates                                     18
12.  Restriction on Financing Stock Purchases               18
13.  Stock Benefit Plans                                    18
14.  Post-Merger Filing and Market Making                   18
15.  Employment and Other Severance Agreement               19
16.  Payment of Dividends and Repurchase of Stock           19
17.  Interpretation                                         19
18.  Merger and Stock Offering Expenses                     19
19.  Amendment or Termination of the Plan                   19

1.   Introduction

     On September 5, 1997, Oswego City Savings Bank ("City Savings"), a New York chartered stock savings bank headquartered in Oswego, New York entered into an Agreement and Plan of Merger (the "Agreement") to acquire Oswego County Savings Bank ("County Savings"), a New York chartered mutual savings bank headquartered in Oswego, New York through the merger of County Savings into City Savings (the "Merger"). As of April 29, 1998, Pathfinder Bancorp, Inc. (the "Stock Holding Company"), a Delaware corporation that owns all the issued and outstanding stock of City Savings and is the majority owned subsidiary of Pathfinder Bancorp, MHC (the "Mutual Holding Company"), became a party to the Agreement. In connection with the Merger, County Savings will form a New York chartered mutual holding company ("County MHC") which will merge into the Mutual Holding Company immediately prior to the Merger.

     The Merger will result in a larger and stronger financial institution that can offer customers of County Savings a broader range of resources, products and services than County Savings can offer on a stand alone basis. As part of the Merger, deposits of County Savings will become deposits of City Savings equivalent in amount, interest rate and terms to the deposits in County Savings immediately prior to the Effective Date. All deposits of City Savings following the Merger will continue to be insured up to the legal maximum by the FDIC. The terms and conditions of the Merger are set forth in the Agreement. Concurrently with the Merger, the Stock Holding Company intends to offer for sale in a stock offering shares of Stock Holding Company common stock (the "Common Stock") in an amount equal to up to 46% of the market value of County Savings, as determined by the Independent Valuation. The Common Stock will be offered on a priority basis in a Subscription Offering. Any shares of Common Stock for which subscriptions have not been accepted in the Subscription Offering may be issued to the Mutual Holding Company and/or offered for sale in the Community Offering under the terms set forth herein. The Agreement and the transactions provided for in the Agreement, including the Subscription Offering and this Stock Issuance Plan, are subject to the approval of the New York Banking Department, the Board of Governors of the Federal Reserve System, the FDIC and to a receipt of a notice of non-objection from the FDIC as to County Savings' conversion to stock form. The Agreement and the transactions provided for by the Agreement, including the Stock Issuance Plan, must be approved by the affirmative vote of (i) 75% of the total deposits present in person or by proxy at a meeting of County Savings depositors and
(ii) more than 50% of the total votes eligible to be cast at a meeting of depositors of County Savings. Each Voting Depositor shall be entitled to cast one vote for each $100 or fraction thereof in deposits in County Savings on the Voting Record Date. No Voting Depositor may cast more than 1,000 votes at the Meeting. Approval of the Agreement by the Voting Depositors shall also constitute approval of this Plan by such depositors.

2.   Definitions

     As used in this Plan, the terms set forth below have the following meanings:

     Acting in Concert: (i) Knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or
(ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Plan will be aggregated. Persons or companies mutually engaged in such activities are referred to herein as a "Group Acting in Concert." The determination of whether a group is acting in concert shall be made solely by the Boards of Directors of City Savings and the Stock Holding Company or officers delegated by such Boards and may be based on any evidence upon which the Boards or such delegatee chooses to rely.

     Adjusted Price Per Share: The actual purchase price per share of Common Stock purchased by Eligible Account Holders in the Subscription Offering, which shall equal 90% of the Unadjusted Price Per Share.

     Affiliate: The term "Affiliate" of, or a person "affiliated with" a specified person, means any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the person specified.

     Agreement: The Agreement and Plan of Merger between the
Mutual Holding Company, the Stock Holding Company, City Savings and County Savings and any amendments thereto, which sets forth the terms and conditions of the Merger.

     Associate: The term "Associate," when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than City Savings, County Savings, the Mutual Holding Company or the Stock Holding Company) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;
(iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a director or officer of County Savings, the Mutual Holding Company or the Stock Holding Company or any subsidiary or any affiliate thereof; and (iv) any person acting in concert with any of the persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an Associate of any director/trustee or officer of County Savings, the Mutual Holding Company, the Stock Holding Company or City Savings, to the extent provided in Sections 9-10 hereof. When used to refer to a Person other than an officer or director of County Savings, County Savings in its sole discretion may determine the Persons that are Associates of other persons.

     BHCA: The Bank Holding Company Act of 1956, as amended.

     City Savings:  Oswego City Savings Bank.

     Common Stock: Common stock, par value $.10 per share, issued by the Stock Holding Company pursuant to, and in consideration of, the Merger.

     Community: The local community of Oswego County, New York.

     Community Offering: The offering to certain members of the general public of any shares of Common Stock for which subscriptions have not been accepted in the Subscription
Offering, which Community Offering shall be at the sole discretion of the Board of Directors of the Stock Holding Company and which may be effected pursuant to Section 9 of this Plan.
The Community Offering may include a syndicated community offering or a public offering.

     County MHC: Oswego County, MHC, the to be formed New York chartered mutual holding company that will own all of the common stock of County Savings.

     County Savings: Oswego County Savings Bank.

     Department: The New York Banking Department, and any successor thereto.

     Eligible Account Holder: Any person with a Qualifying
Deposit on the Eligibility Record Date.

     Effective Date: The date upon which all necessary approvals have been obtained to consummate the Merger, and the closing of the Merger occurs.

     Eligible Account Holder:  Any person holding a Qualifying
Deposit on the Eligibility Record Date.

     Eligibility Record Date: --------------, the date for determining who qualifies as an Eligible Account Holder.

     Employee: A person who is an employee of County Savings at the Effective Date of the Merger.

     ESOP: City Savings' tax-qualified employee stock ownership plan.

     Estimated Subscription Price: The price per share submitted with orders for shares of Common Stock in the Subscription Offering and the Community Offering, if any, which is to be established by the Stock Holding Company at an amount that the Stock Holding Company estimates will equal or exceed the Unadjusted Price Per Share. In making this determination, the Stock Holding Company shall consider the price of the Stock Holding Company common stock as reported on the Nasdaq Small Cap Market System and, after consultation with its financial advisors, such market and financial conditions that the Stock Holding Company deems relevant.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     FDIC:  The Federal Deposit Insurance Corporation.

     Federal Reserve Board: The Board of Governors of the Federal
Reserve System.

     Independent Appraiser: An investment banking or financial consulting firm experienced and expert in the area of savings institution appraisals selected by County Savings, subject to the approval of City Savings.

     Independent Valuation: The estimated pro forma market value of County Savings, as determined by the Independent Appraiser.

     Management Person: Any Officer or Trustee of County Savings or any Affiliate of County Savings, and any person acting in concert with any such Officer or Trustee.

     Market Maker: A dealer (i.e., any person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (1) regularly publishes bona fide competitive bid and offer quotations on request, and (2) is ready, willing and able to effect transactions in reasonable quantities at the dealer's quoted prices with other brokers or dealers.

     Merger: The merger of County Savings into City Savings with
City Savings as the resulting savings bank, pursuant to the Agreement and this Plan.

     Minority Stockholder:  Any owner of the Stock Holding
Company's common stock, other than the Mutual Holding Company.

     Minority Stock Offering: One or more offerings of less than 50% in the aggregate of the outstanding common stock of the Stock
Holding Company to persons other than the Mutual Holding Company.

     Mutual Holding Company: Pathfinder Bancorp, MHC, the New
York chartered mutual holding company that owns the majority of the common stock of the Stock Holding Company.

     Offering Range: The aggregate Estimated Subscription Price of the Common Stock to be sold in the Stock Offering based on the Independent Valuation, expressed as a range which may vary within 15% above or 15% below the midpoint of such range. The Offering Range will be based on the Valuation Range, and will represent up to 49% of the Common Stock issued in the Stock Offering.

     Officer: An executive officer of County Savings, including the Chief Executive Officer, President, Senior Vice Presidents in charge of principal business functions, Secretary, Treasurer and any other person performing similar functions.

     Order Form: Any form together with attached cover letter sent to any Eligible Account Holder or Supplemental Eligible Account Holder or to any other person, containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Common Stock in the Subscription Offering or Community Offering.

     Person: An individual, corporation, partnership, association, joint-stock company, trust (including Individual
Retirement Accounts and KEOGH Accounts), unincorporated organization, government entity or political subdivision thereof or any other entity.

     Plan:  This Stock Issuance Plan.

     Prospectus: The document included in the Registration
Statement setting forth a description of County Savings, City
Savings, the Mutual Holding Company, the Stock Holding Company, this Plan and the process of issuing Common Stock.

     Proxy Statement: The document used by County Savings to solicit proxies from Voting Depositors.

     Qualifying Deposit: The balance of each deposit account of $100 or more in County Savings as of the close of business on the Eligibility Record Date or as of the close of business on the Supplemental Eligibility Record Date, as applicable. Deposit accounts with total deposit balances of less than $100 shall not constitute a Qualifying Deposit.

     Registration Statement: The statement pursuant to which the securities issued in the Merger are registered with the Securities and Exchange Commission under the Securities Act of
1933.

     Regulations: The regulations of the Department regarding mutual holding companies and the regulations of the FDIC, but only to the extent regulations of the FDIC conflict with the General Regulations of the New York Banking Board.

     Resident: Any Person who occupies a dwelling in the Community, has a present intention to remain in the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. The Stock Holding Company may use deposit or loan records or such other evidence provided to it to make a determination whether a person is a resident. In all cases, however, such a determination shall be at the sole discretion of the Stock Holding Company.

     SEC:  The Securities and Exchange Commission.

     Special Meeting:  The Special Meeting of depositors of
County Savings called for the purpose of voting on the Plan.

     Stock Holding Company: Pathfinder Bancorp, Inc., the
Delaware chartered corporation that owns 100% of the common stock of City Savings, and which will issue Common Stock in the Stock
Offering.

     Stock Offering: The offering of Common Stock of the Stock Holding Company pursuant to this Plan to persons other than the Mutual Holding Company in a Subscription Offering to County Savings depositors and a Community Offering, if any, in an aggregate amount equal to up to 49% of the Independent Valuation.

     Subscription Offering:  The offering of Common Stock of the
Stock Holding Company for subscription and purchase by Eligible
Account Holder pursuant to Section 9 of this Plan.

     Subsidiary: A company that is controlled by another company, either directly or indirectly through one or more subsidiaries.

     Supplemental Eligible Account Holder:  Any Person holding a
Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder, a Tax-Qualified Employee
Plan or an Officer or Trustee of County Savings.

     Supplemental Eligibility Record Date: The date for determining who qualifies as a Supplemental Eligible Account
Holder, which shall be the last day of the calendar quarter preceding Department approval of the Plan.

     Tax-Qualified Employee Plan: Any defined benefit plan or defined contribution plan (including any employee stock ownership plan, stock bonus plan, profit-sharing plan, or other plan) of City Savings, the Stock Holding Company, or the Mutual Holding Company, or any of their affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code. The term Non-Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution plan which is not so qualified.

     Trustee(s): Any member of the Board of Trustees of County
Savings.

     Unadjusted Price Per Share: The actual purchase price per share of Common Stock to be paid by all subscribers or other purchasers in the Stock Offering, other than Eligible Account Holders, which shall be the average of the bid and asked prices per share of Stock Holding Company common stock as reported on the Nasdaq Small Cap Market System at the close of trading on each of the ten trading days ending on the day prior to the Effective Date.

     Valuation Range: The range of value for the Common Stock established pursuant to Section 9 hereof.

     Voting Depositor: Those depositors of County Savings as of the Voting Record Date. Voting Depositors shall have one vote for every $100 of deposit accounts or fraction thereof as of the Voting Record Date, up to a maximum of 1,000 votes.

     Voting Record Date: The date established by County Savings for determining which depositors of County Savings are entitled to vote on the Plan.

     Voting Stock:

     (1) Voting Stock means common stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder:

          (i)  To vote for or to select directors of the Stock
Holding Company; and

          (ii) To vote on or to direct the conduct of the operations or other significant policies of the Stock Holding
Company.

     (2) Notwithstanding anything in paragraph (1) above, preferred stock is not "Voting Stock" if:

          (i) Voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Stock Holding Company, or the payment of dividends by the Stock Holding Company when preferred dividends are in arrears;

          (ii) The preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the issuer; and

          (iii) The preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Stock Holding
Company.

     (3) Notwithstanding anything in paragraphs (1) and (2) above, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

3.   The Merger

     A.   General

     Pursuant to the Agreement, County MHC will merge with and into the Mutual Holding Company followed immediately by the merger of County Savings into City Savings with City Savings as the surviving or resulting institution. The Restated Organization Certificate and Bylaws of City Savings, which are available upon request at County Savings's main office, will be the Organization Certificate and Bylaws of the resulting institution. City Savings and the Mutual Holding Company will continue to have, succeed to, and be responsible for all the rights, liabilities and obligations of County Savings and County MHC, respectively. The terms and conditions of the Merger are set forth in the Agreement. Upon completion of the Merger, Pathfinder Bancorp, MHC, the Mutual Holding Company will own approximately 54% of the outstanding common stock of the Stock Holding Company, which will own 100% of the outstanding common stock of City Savings.

     Each holder of a deposit account in County Savings currently has liquidation rights with respect to County Savings and the right to subscribe for common stock in the event County Savings issues common stock or converts to stock form. Each holder of a deposit account in City Savings has liquidation rights in the Mutual Holding Company and an interest in the liquidation account of City Savings, including the right to subscribe for additional shares of common stock of the Stock Holding Company in the event of a future Minority Stock Offering or the conversion of the Mutual Holding Company from mutual-to-stock form, for so long as such person maintains a deposit account in City Savings. These liquidation and subscription rights will be granted to the depositors of County Savings who continue to maintain one or more deposit accounts in City Savings after the Merger. Accordingly, the Merger will not extinguish the liquidation and subscription rights of the depositors of County Savings.

     Pursuant to the Plan, the Stock Holding Company will offer for sale in the Offering additional shares of its Common Stock equal in aggregate value to up to 49% of the Independent Valuation of County Savings as determined by an independent appraisal. The remaining mutual interest in County Savings which is not being offered for sale or sold in the Stock Offering will be transferred to the Mutual Holding Company as set forth in
Section 9B of this Plan.

     B.   Effect on Deposit Accounts and Borrowings

     Each deposit account in County Savings on the Effective Date of the Merger will become a deposit account in the same amount and upon equivalent terms and conditions as such deposit account in County Savings prior to the Effective Date, and will continue to be federally insured up to the legal maximum by the FDIC in the same manner as the deposit account existed in County Savings immediately prior to the Merger, except that the holder of each such deposit account will have liquidation rights with respect to the Mutual Holding Company and City Savings rather than with County Savings for so long as such holder maintains a deposit account with City Savings. Any new deposit accounts established with City Savings after the Merger will create liquidation rights in the Mutual Holding Company. Such deposits in City Savings will be federally insured up to the legal maximum by the FDIC. Each depositor of County Savings will continue as a depositor of City Savings after the effective date and will have the right to subscribe for shares of common stock of the Stock Holding Company in any future Minority Stock Offering, and will have the right to subscribe for common stock of the Stock Holding Company in any future mutual-to-stock conversion of the Mutual Holding Company. Upon consummation of the Merger, all loans and other borrowings from County Savings shall retain the same status with City Savings after the Merger as they had with County Savings immediately prior to the Merger.

4.   Conditions to Approval of the Agreement and the Transactions
Provided for Therein

     Approval of the Agreement and the Transactions provided for therein is expressly conditioned upon the following:

     A. Submission of the Agreement to the Voting Depositors for approval pursuant to a Proxy Statement and form of proxy cleared in advance by the FDIC and the Department, and such Plan is approved by Voting Depositors as set forth in Section 1.

     B. The filing of a conversion notice and merger application with the FDIC and the Department, and the approval of the Merger by the FDIC and the Department, the issuance of a notice of non-objection to the conversion notice by the FDIC, and the approval of the Plan by the Department.

     C. The SEC declaring effective a Registration Statement filed by the Stock Holding Company with respect to the Common
Stock to be offered pursuant to the Plan.

     D.   The approval of the Stock Offering by the Federal
Reserve Board, to the extent such approval is necessary.

     E. The receipt by City Savings of a ruling from the Internal Revenue Service or a legal opinion in form and substance reasonably satisfactory to County Savings and City Savings, substantially to the effect that, on the basis of facts, representations and assumptions described at the effective time of the Merger, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that, accordingly, for federal income tax purposes: (i) no gain or loss will be recognized by County Savings or City Savings as a result of the Merger; and (ii) no gain or loss will be recognized by the Mutual Holding Company upon consummation of the Merger and the transfer of shares of Common Stock.

5.   Special Meeting of Depositors

     Subsequent to the approval of the Plan by the Superintendent, the Special Meeting shall be scheduled in accordance with County Savings' Bylaws. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, County Savings shall distribute proxy solicitation materials to all Voting Depositors. The proxy solicitation materials shall include a proxy card and proxy statement and other documents authorized for use by the regulatory authorities. A copy of the Plan will be made available to all Voting Depositors upon request. Pursuant to the Regulations, an affirmative vote of at least (i) a majority of the total eligible votes of Voting Depositors, and (ii) 75% of the aggregate dollar amount of deposits of the Voting Depositors represented at the Special Meeting either in person or by valid proxy and entitled to vote thereat shall be required for approval. The Board of Trustees shall appoint an independent custodian and tabulator to receive and hold the proxy cards and to count the votes cast in favor of and in opposition to the Plan. Within five days after the Special Meeting, the President and Secretary of County Savings will certify to the Superintendent the result of the vote taken at the Special Meeting. Each Voting Depositor shall be entitled to cast one vote for each $100 or fraction thereof of deposits in County Savings on the Voting Record Date. No Voting Depositor may cast more than 1,000 votes at the Special Meeting.

6.   Rights of County Savings Depositors in the Event of a
Conversion Transaction

     The Mutual Holding Company is authorized by New York and federal law and regulations to convert to stock form (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction would occur. If the Conversion Transaction does not occur, the Mutual Holding Company will always own a majority of the Voting Stock of the Stock Holding Company.

     In a Conversion Transaction, the Mutual Holding Company would merge with and into City Savings or the Stock Holding Company, with City Savings or the Stock Holding Company (as the case may be) as the resulting entity, and the depositors of City Savings(including depositors who were depositors of County Savings prior to the Merger) would receive the right to subscribe for all of the shares of common stock of the Stock Holding Company sold for cash in the Conversion Transaction, according to terms established by the Board of Directors of the Stock Holding Company and the Board of Trustees of the Mutual Holding Company. Depositors of County Savings who remain as depositors of City Savings shall have the right to subscribe for shares in the Conversion Transaction on the same terms as of City Savings. If the right to subscribe for shares sold in the Conversion Transaction shall be determined, in part, based on deposit balances at a particular date that precedes the date of the completion of the Merger, then deposits held at County Savings shall be considered as though such deposits were held at City Savings.

     At the sole discretion of the Board of Trustees of the Mutual Holding Company and the Board of Directors of the Stock Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free merger under applicable federal and state tax laws. A Conversion Transaction would require the approval of applicable federal regulators, and would be presented to a vote of the depositors of City Savings. City Savings has no current intention to conduct a Conversion Transaction.

7.   Timing of the Merger and Stock Offering

     County Savings intends to consummate the Merger and Stock Offering as soon as feasible following the receipt of all approvals referred to in Section 4 of the Plan. Subject to any required approvals of the FDIC, the Department and the Federal Reserve Board, the Stock Holding Company intends to commence the Stock Offering concurrently with the proxy solicitation of Voting Depositors. The Stock Holding Company may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan by the Voting Depositors at the Special Meeting. County Savings's proxy solicitation materials may permit Voting Depositors to return to County Savings by a reasonable date certain a postage paid card or other written communication requesting receipt of the Prospectus if the Prospectus is not mailed concurrently with the proxy solicitation materials. The Stock Offering shall be conducted in compliance with any securities offering regulations of the FDIC and the Department. Neither County Savings nor City Savings will finance or loan funds to any person to purchase Common Stock in the Stock Offering.

8.   Procedure

     The Common Stock shall be offered for sale in the Subscription Offering to Eligible Account Holders, Supplemental Eligible Account Holders, and Trustees, Officers and Employees of County Savings. Any shares of Common Stock for which subscriptions have not been accepted in the Subscription Offering may be issued to the Mutual Holding Company and/or offered for sale in the Community Offering as provided in Section 9 hereof. The Subscription Offering must be commenced in time to complete the Stock Offering within the time period specified in this
Section 8. The period for the Subscription and Community Offering shall not be less than 20 days nor more than 45 days, determined in accordance with Section 9 hereof, unless extended by the Stock Holding Company.

     Completion of the sale of all shares of Common Stock not sold in the Subscription and Community Offerings is required within 45 days after termination of the Subscription Offering, subject to extension of such 45-day period by the Stock Holding Company with the approval of the FDIC and the Department. The Board of Directors of the Stock Holding Company may seek one or more extensions of such 45-day period if necessary to complete the sale of all shares of Common Stock. In connection with any such extension, subscribers shall be permitted to increase, decrease or rescind their subscriptions to the extent required by the regulations in approving the extensions.

9.   The Stock Offering

     A.   Purchase Price of Shares Sold

     As part of the Stock Offering, County Savings shall obtain an independent valuation of its pro forma market value assuming County Savings were forming a mutual holding company and conducting a minority stock offering (the "Independent Valuation"), which shall also be expressed as a range (the "Valuation Range"). The minimum of the Valuation Range shall be 15% less than the midpoint of the Valuation Range, and the maximum of the Valuation Range shall be 15% greater than the midpoint of the Valuation Range. The aggregate Estimated Subscription Purchase price of the Common Stock to be sold in the Stock Offering will be equal to a percentage of the Independent Valuation, and will range within 15% above or 15% below the midpoint of such range (the "Offering Range"). The Independent Valuation will be updated immediately prior to the consummation of the Stock Offering without a resolicitation of subscribers, unless the change in the Independent Valuation is greater than 15% above or below the midpoint of the Valuation Range. An increase in the Valuation Range will result in a corresponding increase in the Offering Range. The Independent Valuation shall be made by an investment banking or financial consulting firm experienced and expert in the area of savings institution appraisals (the "Independent Appraiser") selected for such purpose by County Savings, subject to the approval of City Savings. The number of shares of Common Stock issued by the Stock Holding Company in connection with the Merger shall be equal to the Independent Valuation (as updated) divided by the average of the closing bid and asked prices per share of the Stock Holding Company common stock as reported on the Nasdaq Small Cap Market System at the close of trading of each of the ten trading days prior to the Effective Date (the "Unadjusted Price Per Share").

     Individual subscriptions will be accepted at the Estimated Subscription Price. The actual purchase price to be paid for the Common Stock by subscribers will be determined at the time of final pricing, which will be promptly after completion of the Subscription Offering and Community Offering, if any. The actual purchase price to be paid for the Common Stock by the subscribers other than Eligible Account Holders in the Subscription and Community Offerings will be the Unadjusted Price Per Share. The actual purchase price to be paid by Eligible Account Holders in the Subscription Offering will be equal to 90% of the Unadjusted Price Per Share or such other percentage of the Unadjusted Price Per Share as determined by the Board of Directors of the Stock Holding Company and the Board of Trustees of County Savings (the "Adjusted Price Per Share").

     The number of shares to be sold to each subscriber will be determined promptly after the final pricing. The Stock Holding Company, in consultation with County Savings, will divide the total dollar amount of each Person's order by the Unadjusted Price Per Share or the Adjusted Price Per Share, as applicable, to determine the total number of shares to be issued to each subscriber, with a cash refund for any difference in lieu of the issuance of fractional or additional shares. County Savings and the Stock Holding Company reserve the right to permit subscribers to elect to receive additional whole shares in such process.

     Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to County Savings, the Stock Holding Company and the Department that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock sold in the Stock Offering and the Common Stock issued to the Mutual Holding Company is incompatible with its estimate of the aggregate consolidated pro forma market value of County Savings as an entity merged with and into City Savings. If such confirmation is not received, County Savings and the Stock Holding Company may cancel the Subscription and Community Offerings, extend the Stock Offering, establish a new Valuation Range, extend, reopen or hold new Subscription and Community Offerings or take such other action as the Commissioner may permit.

     B.   Number of Shares Issued and Sold

     The number of shares of Common Stock of the Stock Holding Company that shall be issued in connection with the Merger shall be equal to the Independent Valuation (as updated at the consummation of the Merger and Stock Offering) divided by the Unadjusted Price Per Share. The number of shares of Stock Holding Company Common Stock that shall be offered for sale in the Stock Offering shall be determined at the time of the commencement of the Stock Offering, and shall be equal to a fixed percentage which shall be 46% of the shares of Common Stock issued in connection with the Merger. Any shares of Common Stock for which subscriptions have not been accepted in the Subscription Offering may be issued to the Mutual Holding Company and/or offered for sale in the Community Offering. The aggregate amount of outstanding common stock of the Stock Holding Company that may be owned or controlled by persons other than the Mutual Holding Company parent at the close of the Stock Offering shall be less than 50% of the Stock Holding Company's total outstanding Common Stock.

     This Plan shall not preclude City Savings or the Stock
Holding Company from adopting any stock issuance plan for a future Minority Stock Offering by City Savings or the Stock
Holding Company.

     C.   Method of Offering Shares and Rights to Purchase Stock

     In descending order of priority, the opportunity to purchase Common Stock shall be given in the Subscription Offering to:
(1) Eligible Account Holders; (2) Tax-Qualified Employee Plans;
(3) Supplemental Eligible Account Holders; and (4) Trustees, Officers and Employees pursuant to priorities established by the Board of Trustees. Any shares of Common Stock for which subscriptions have not been accepted in the Subscription Offering may, at the discretion of the Stock Holding Company, be issued to the Mutual Holding Company and/or offered for sale in the Community Offering.

     The minimum purchase by any Person shall be 25 shares. The Stock Holding Company may use its discretion in determining whether prospective purchasers are "residents," "associates," or "acting in concert" as defined in the Plan, and in interpreting any and all other provisions of the Plan. All such determinations are in the sole discretion of the Stock Holding Company, and may be based on whatever evidence the Stock Holding Company chooses to use in making any such determination. In addition to the priorities set forth below, the Board of Directors may establish other priorities for the purchase of Common Stock, subject to the approval of the FDIC and the Department.

     D.   Subscription Offering

     The priorities for the purchase of shares in the Stock
Offering are as follows:

     Priority 1: Eligible Account Holders. Each Eligible Account Holder shall be given the opportunity to purchase up to 5% of the shares of Common Stock offered in the Stock Offering; provided that the Stock Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, decrease such maximum purchase limitation to 1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 9(F). If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber's Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he had an ownership interest as of the Eligibility Record Date.

     Priority 2: Tax-Qualified Employee Plans. The Tax-Qualified Employee Plans shall be given the opportunity to purchase in the aggregate up to 10% of the Common Stock issued in the Stock Offering. In the event of an oversubscription in the Stock Offering, subscriptions for shares by the Tax-Qualified Employee Plans may be satisfied, in whole or in part, out of authorized but unissued shares of the Stock Holding Company subject to the maximum purchase limitations applicable to such plans set forth in Section 9(F), or may be satisfied, in whole or in part, through open market purchases by the Tax-Qualified Employee Plans subsequent to the closing of the Stock Offering.

     Priority 3: Supplemental Eligible Account Holders. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder shall have the opportunity to purchase up to 5% of the shares of Common Stock offered in the Stock Offering, provided that the Stock Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, decrease such maximum purchase limitation to 1% of the maximum number of shares offered in the Stock Offering subject to the overall purchase limitations set forth in
Section 9(F). In the event Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the Tax-Qualified Employee Plans is in excess of the total number of shares offered in the Stock Offering, the shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber's Qualifying Deposits on the Supplemental Eligibility Record Date bear to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

     Priority 4: Employees, Officers and Trustees. To the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and each Employee, Officer and Trustee of County Savings shall have the opportunity to purchase up to 5% of the shares of Common Stock offered in the Stock Offering; provided that the Stock Holding Company may, in its sole discretion, and without further notice to or solicitation of subscribers or other prospective purchasers, decrease such maximum purchase limitation to 1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 9(F). In the event that Employees, Officers and Trustees, subscribe for a number of shares, which, when added to the shares subscribed for by Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, and is in excess of the total shares offered in the Stock Offering, the subscriptions of such persons will be allocated among Employees, Officers and Trustees on a pro rata basis based on the size of such person's subscription orders.

     E.   Community Offering/Public Offering

     Any shares of Common Stock for which subscriptions have not been accepted in the Subscription Offering may, at the sole discretion of the Board of Directors of the Stock Holding Company, be issued to the Mutual Holding Company or offered for sale in a Community Offering. The Community Offering, should it be conducted, will involve an offering of all unsubscribed shares directly to the general public with a preference to those natural persons residing in the Community. The Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Stock Holding Company and County Savings, and shall commence concurrently with, during or promptly after the Subscription Offering. The Stock Holding Company may use an investment banking firm or marketing agent on a best efforts basis to sell the shares in the Community Offering. The Stock Holding Company and/or County Savings may pay a commission or other fee to such investment banking firm or marketing agent as to the shares sold by such firm or firms in the Community Offering and may also reimburse such firm or firms for expenses incurred in connection with the sale. The Community Offering may include a syndicated community offering managed by such investment banking firm or firms. The Common Stock will be offered and sold in the Community Offering, in accordance with the FDIC and Department regulations, so as to achieve the widest distribution of the Common Stock. No person, by himself or herself, or with an Associate or group of Persons acting in concert, may subscribe for or purchase more than 5% of the shares of Common Stock offered in the Community Offering. Further, the Stock Holding Company may limit total subscriptions under this Section 9(E) so as to assure that the number of shares available for the public offering may be up to a specified percentage of the number of shares of Common Stock.

     In the event of an oversubscription for shares that the Stock Holding Company determines to sell in the Community Offering, shares may be allocated first to cover orders of natural persons residing in the Community, then to cover the orders of any other Person subscribing for shares in the Community Offering so that each such person may receive 1,000 shares, and thereafter, on a pro rata basis to such persons based on the amount of their respective subscriptions.

     County Savings and the Stock Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section 9(E).

     If for any reason a public offering of unsubscribed shares of Common Stock cannot be effected and shares remain unsold after the Subscription Offering and the Community Offering, if any, and the Board of Directors of the Stock Holding Company determines not to issue such shares to the Mutual Holding Company, the Boards of Directors of the Stock Holding Company and the Board of Trustees of County Savings will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the FDIC and the Department and to compliance with applicable securities laws.

     F.   Additional Limitations on Purchases of Common Stock

     The following additional limitations shall be imposed on all purchases of Common Stock in the Stock Offering:

     1. The aggregate amount of outstanding common stock of the Stock Holding Company owned or controlled by persons other than Mutual Holding Company at the close of the Stock Offering shall be less than 50% of the Stock Holding Company's total outstanding common stock.

     2. No Person, Associate thereof, or group of persons acting in concert, may purchase more than 5% of the shares of Common Stock offered in the Stock Offering, except that: (i) Tax-Qualified Employee Plans may purchase in the aggregate up to 10% of the shares offered in the Stock Offering; and (ii) for purposes of this Section 9(F) shares to be held by any Tax-Qualified Employee Plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

     3. The aggregate amount of Common Stock acquired in the Stock Offering by all Management Persons and their Associates, exclusive of any stock acquired by such persons in the secondary market, shall not exceed 33% of the shares of Common Stock offered for sale in the Stock Offering. In calculating the number of shares held by Management Persons and their Associates under this paragraph or under the provisions of paragraph D of this section, shares held by any Tax-Qualified Employee Plan of the Bank that are attributable to such persons shall not be counted.

     4. The Board of Directors of the Stock Holding Company after consulting with the Board of Trustees of County Savings may, in its sole discretion, increase the maximum purchase limitation set forth in Section 9(F) hereof to up to 9.9%, provided that orders for Common Stock in excess of 5% of the number of shares of Common Stock offered in the Stock Offering shall not in the aggregate exceed 10% of the total shares of Common Stock offered in the Stock Offering (except that this limitation shall not apply to purchases by Tax-Qualified Employee Plans). If such 5% limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Stock Holding Company and County Savings may be, given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of Common Stock under this provision will be determined by the Board of Directors of the Stock Holding Company, in its sole discretion.

     5. Notwithstanding any other provision of this Plan, no person shall be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Stock Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

     6. The Board of Directors of the Stock Holding Company has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of this Plan.

     G.   Mailing of Offering Materials and Collation of
Subscriptions

     After approval of the Plan by the Department and the Registration Statement is declared effective by the SEC (of which the Prospectus is a part), the Stock Holding Company may distribute the Prospectus and Order Forms for the purchase of shares in accordance with the terms of the Plan.

     The recipient of an Order Form will be permitted not less than 20 days nor more than 45 days from the date of mailing, unless extended, to properly complete, execute and return the Order Form to the Stock Holding Company. Self-addressed, postage-paid return envelopes will accompany these forms when mailed. The Stock Holding Company will collate the returned executed Order Forms upon completion of the subscription period. Failure of any eligible subscriber to return a properly completed and executed

Order Form within the prescribed time limits shall be deemed a waiver and a release by such person of any rights to purchase shares hereunder.

     H.   Method of Payment

     Payment for all shares of Common Stock may be made in cash, if delivered in person, by check or money order, or if the subscriber has a deposit account at County Savings, by withdrawal authorization from said deposit account for the purchase amount on or prior to the expiration date specified on the Order Form, unless such date is extended by County Savings and the Stock Holding Company. Unless payment is to be made by withdrawal from a deposit account at County Savings, it shall accompany a
properly completed and executed Order Form.   County Savings
shall pay interest at not less than its then current passbook rate on all amounts paid in cash or by check or money order to purchase shares of Common Stock in the Subscription and Community Offerings from the date payment is received until the Stock Offering is completed or terminated.

     If a subscriber has authorized payment by a withdrawal from his or her deposit account, the funds will remain in the Subscriber's deposit account and will continue to earn interest at the applicable rate for such deposit account, but may not be withdrawn by the subscriber until the Stock Offering is completed or terminated, whichever is earlier. The withdrawal will be given effect only concurrently with the sale of all shares of the Common Stock to be sold in the Stock Offering and only to the extent necessary to satisfy the subscription at a price equal to the Actual Purchase Price of the stock sold in the Stock Offering. County Savings will allow withdrawal of funds from certificate accounts without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance will earn interest at the applicable passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Common Stock under the Plan.

     I.   Manner of Exercising Subscription Rights Through Order
Forms

     As soon as practicable after the Prospectus has been declared effective by the SEC, Order Forms will be distributed to all Depositors at their last known addresses appearing on the records of County Savings for the purpose of subscribing to shares of Common Stock in the Stock Offering and will be made available for use by those Persons entitled to purchase in the Community Offering. Notwithstanding the foregoing, the Stock Holding Company may elect to send Order Forms only to those Persons who request them after such notice as is approved by the Department and is adequate to apprise such persons of the pendency of the Subscription Offering has been given to Eligible Account Holder.

     Each Order Form will be preceded or accompanied by the Prospectus describing County Savings, City Savings, the Stock Holding Company, the Mutual Holding Company, the Merger, the Common Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

     1. A specified date by which all Order Forms must be received, which date shall be not less than 20, nor more than 45 days, following the date on which the Order Forms are mailed, and which date will constitute the termination of the Subscription Offering;

     2.   The Estimated Subscription Price for shares of Common
Stock to be sold in the Subscription and Community Offerings;

     3. A description of the minimum and maximum number of shares of Common Stock which may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Community Offering;

     4. Instructions as to how the recipient of the Order Form is to indicate thereon the number of shares of Common Stock for which such person elects to subscribe and the available alternative methods of payment therefor;

     5. An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus prior to execution of the Order Form;

     6. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Stock Holding Company within the subscription period such properly completed and executed Order Form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the Order Form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that County Savings withdraw said amount from the subscriber's deposit account at County Savings, as applicable); and

     7. A statement to the effect that the executed Order Form, once received, may not be modified or amended by the subscriber without the consent of County Savings and the Stock Holding
Company.

     Notwithstanding the above, County Savings and the Stock
Holding Company, after consultation with County Savings, reserves the right in its sole discretion to accept or reject orders received on photocopied or facsimiled order forms.

     J.   Undelivered, Defective or Late Order Forms;
Insufficient Payment

     If an Order Form (a) is not delivered and is returned by the United States Postal Service (or County Savings or the Stock Holding Company is unable to locate the addressee); (b) is not received by County Savings or the Stock Holding Company, or is received by County Savings or the Stock Holding Company after termination of the date specified thereon; (c) is defectively completed or executed; (d) is not accompanied by the total required payment for the shares of Common Stock subscribed for (including cases in which the subscriber's savings account is insufficient to cover the amount of such required payment); or
(e) is not mailed pursuant to a "no mail" order placed in effect, the Subscription Rights of the person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the time period specified therein. The Stock Holding Company may, but will not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares by such date as the Stock Holding Company may specify. Subscription orders, once tendered, cannot be revoked. The Stock Holding Company's interpretation of the terms and conditions of this Plan and acceptability of the Order Forms will be final, subject to the authority of the Department.

10.  Resales of Stock by Management Persons

     Common Stock purchased by Management Persons and their Associates in the Stock Offering may not be resold for a period of at least one year following the date of purchase, except in the case of death of the Management Person or Associate.

11.  Stock Certificates

     Each stock certificate shall bear a legend giving appropriate notice of the restrictions set forth in Section 10 above. Appropriate instructions shall be issued to the Stock Holding Company's transfer agent with respect to applicable restrictions on transfers of such stock. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, shall be subject to the same restrictions as apply to the restricted stock.

12.  Restriction on Financing Stock Purchases

     The Stock Holding Company will not offer or sell any of the Common Stock proposed to be issued to any person whose purchase would be financed by funds loaned to the person by the Stock Holding Company, County Savings or any of their Affiliates.

13.  Stock Benefit Plans

     The Board of Directors of the Stock Holding Company and/or City Savings intends to adopt one or more stock benefit plans for the benefit of Employees, Officers and Trustees of County Savings, and have such persons participate in existing stock benefit plans of City Savings or County Savings, including an ESOP, stock award plans and stock option plans, which will be authorized to purchase Common Stock and grant options for Common Stock. However, only the Tax-Qualified Employee Plans will be permitted to purchase Common Stock in the Stock Offering subject to the purchase priorities set forth in this Plan. Subject to the approval of the FDIC and the Department, the Board of Directors of City Savings (or the Stock Holding Company) intends to authorize the ESOP and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 10% of the Common Stock issued in the Stock Offering. City Savings or the Stock Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Common Stock issued in the Stock Offering or to purchase issued and outstanding shares of Common Stock or authorized but unissued shares of Common Stock subsequent to the completion of the Stock Offering, provided such contributions do not cause the City Savings to fail to meet any of its regulatory capital requirements. Any awards of Common Stock or stock options will be subject to prior stockholder approval.

14.  Post-Merger Filing and Market Making

     The Stock Holding Company shall register the Common Stock with the SEC pursuant to the Exchange Act, and shall undertake not to deregister such Common Stock for a period of three years thereafter.

15.  Employment and Other Severance Agreements

     Following or contemporaneously with the Merger, City Savings and/or the Stock Holding Company may enter into or assume any existing employment and/or severance arrangements with one or more existing officers of County Savings. It is anticipated that any such agreements entered into or assumed by City Savings and the Stock Holding Company will be for terms not exceeding three years and that such contracts may provide for annual renewals of the term of the contracts, subject to approval by the Board of Directors or City Savings.

16.  Payment of Dividends and Repurchase of Stock

     The Stock Holding Company may not declare or pay a cash dividend on, or repurchase any of, its Common Stock if the effect thereof would cause the regulatory capital of City Savings to be reduced below the amount required FDIC and/or Department rules and regulations. Otherwise, the Stock Holding Company may declare dividends or make other capital distributions in accordance with applicable laws and regulations. Subject to any required approvals of the Federal Reserve Board and the Department, the Mutual Holding Company may waive its right to receive dividends declared by the Stock Holding Company.

17.  Interpretation

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Trustees of County Savings and the Board of Directors of the Stock Holding Company shall be final, subject to the authority of the FDIC and the Department.

18.  Merger and Stock Offering Expenses

     County Savings will use its best efforts to assure that the expenses incurred by County Savings and the Stock Holding Company in effecting the Merger and the Stock Offering will be reasonable.

19.  Amendment or Termination of the Plan

     If necessary or desirable, the terms of the Plan may be substantially amended by a majority vote of County Savings's Board of Trustees and by a majority vote of the Stock Holding Company's Board of Directors as a result of comments from regulatory authorities or otherwise, at any time prior to submission of the Plan and proxy materials to the Voting Depositors. At any time after submission of the Plan and proxy materials to the Voting Depositors, the terms of the Plan that relate to the Merger may be amended by a majority vote of the Board of Trustees and by a majority vote of the Stock Holding Company's Board of Directors only with the concurrence of the FDIC and the Department. Terms of the Plan relating to the Stock Offering including, without limitation, Sections 8 through 17, may be amended by a majority vote of County Savings's Board of Trustees and by a majority vote of the Stock Holding Company's Board of Directors as a result of comments from regulatory authorities or otherwise at any time prior to the approval of the Plan by the FDIC and the Department and at any time thereafter with the concurrence of the FDIC and the Department. The Plan may be terminated by a majority vote of the Board of Trustees of County Savings and a majority vote of the Board of Directors of the Stock Holding Company at any time prior to the earlier of approval of the Plan by the FDIC and the Department and the date of the Special Meeting, and may be terminated by a majority vote of the Board of Trustees of County Savings and a majority vote of the Board of Directors of the Stock Holding Company at any time thereafter with the concurrence of the FDIC and the Department. In its discretion, the Board of Trustees of County Savings and the Board of Directors of the Stock Holding Company may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Voting Depositors; however, any material amendment of the terms of the Plan that relate to the Merger which occur after the Special Meeting shall require a resolicitation of Voting Depositors.

     The Plan shall be terminated if the Effective Date does not occur within 24 months from the date upon which the Voting Depositors of County Savings approve the Plan, and may not be extended by County Savings, the Stock Holding Company, City Savings, the FDIC or the Department.

     Dated:    _______________.